UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2003

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place, Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-9470
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On April 22, 2003, Karen R. Osar resigned as a member of the Board of Directors in order to devote additional time to her primary role as Senior Vice President and Chief Financial Officer at MeadWestvaco Corporation.  Ms. Osar’s letter of resignation did not state that she was resigning as a result of a disagreement with us on any matter relating to our operations, policies, or practices.  The vacancy created by Ms. Osar’s resignation will be filled by the Board of Directors pursuant to the company’s bylaws and articles of incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 24, 2003	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer